Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18U.S.C. SECTION 1350

In connection with the Annual Report of AT&S Holdings, Inc. (the "Company") on Form 10-KSB for the period ended December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard G. Honan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.1350, that:

·
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

·
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

 Dated:  August 15, 2006

//s// Richard G. Honan
                                    ------------------------
                                    Richard G. Honan,
                                    Chief Executive Officer